Exhibit 10.2


                               Anthony Liberatore
                              2005 Beechgrove Place
                              Utica, New York 13504




July 17, 2003

The Board of Directors
Life Energy & Technology Holdings, Inc.
2005 Beechgrove Place
Utica, New York 13504

RE:  Resignation

Gentlemen:

In light of the agreement to spin out the Company's subsidiary, Health-Pak, New York and my agreement to serve as management of that company, in order to avoid any conflicts that may arise, I hereby resign as an officer of the Company effective this date.

As we have discussed, I will remain as a director of the Company.




Very truly yours,
/s/  Anthony Liberatore
Signed, Anthony Liberatore